Exhibit 99.03

June 19, 2007

Terrance Gregg
c/o DexCom, Inc.
5555 Oberlin Drive
San Diego, California 92121

Re: Employment Agreement

Dear Terry,

This letter agreement (“Agreement”) will set forth the terms of your employment with DexCom, Inc. (the “Company”) as its President and Chief Executive Officer.

You will be expected to diligently perform various duties consistent with your position. You will work at our offices located at 5555 Oberlin Drive, San Diego, California. Your first day of employment will be on June 19, 2007.

Your base salary to start will be $400,000 per year (to be paid out according to the Company’s regular payroll schedule less payroll deductions and all required withholdings). You will also be eligible for an annual target bonus of up to fifty percent (50%) of your base salary based on performance objectives determined by the Compensation Committee after consultation with you.

The Company’s Compensation Committee has approved the grant to you, effective with your first day of employment, of a stock option to purchase 1,355,000 shares of the Company’s Common Stock (the “Option”) under its 2005 Equity Incentive Plan (the “Plan”).  The exercise price per share of the Option will be the fair market value of a share of the Company’s Common Stock equal to the closing price of DexCom Common Stock on the Nasdaq Global Market on your first day of employment.  The Option will vest and become exercisable in thirty-six (36) equal monthly installments, subject to your remaining in continuous service with us throughout the vesting period.  The other terms of the Option are as set forth in the Company’s standard form of stock option agreement, the Plan, and the Executive Change of Control Agreement between you and the Company attached hereto as Exhibit A (the “Executive Change of Control Agreement”).

Effective with your first day of employment the Company will provide you a relocation bonus of $5,000 per month to cover your relocation and living expenses until such time as you purchase a home in the San Diego area.  In connection with the purchase of your first home in the San Diego area the Company will reimburse you the amount of your closing costs on the purchase of such home (exclusive of points).

As a Company employee, you will be expected to abide by the Company’s Proprietary Information and Inventions Agreement attached hereto as Exhibit B and the Company rules and regulations and acknowledge in writing that you have read the Company’s Employee Handbook, which will govern the terms and conditions of your employment. The Company’s Employee Handbook may be modified from time to time at the sole discretion of the Company.

Your employment with the Company is not for a guaranteed or definite period of time. Rather, the employment relationship is “at will.” This means that you may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without “cause” or advance notice. Should the Company terminate your employment at any time without “cause,” or if you terminate your employment due to a “constructive termination,” then, in either case, subject to your execution of a release of claims in form satisfactory to the

Company, you will be entitled to (i) a lump sum payment equivalent to 12 months base salary, and (ii) 12 months vesting acceleration with respect to the Option.  Should you elect to voluntarily terminate your employment for any reason other than “constructive termination,” you will not be eligible for any severance or accelerated vesting of the Option.  Your employment may be terminated for “cause” only if you have engaged in (i) willful misconduct or gross negligence in the performance of your duties; (ii) a material breach of your Proprietary Information and Inventions Agreement, the Employee Handbook or other Company policy; or (iii) the commission of a felony affecting the Company or its business. You may voluntarily terminate your employment within 90 days following a “constructive termination,” which will occur if either (i) your title or your annual salary and bonus potential are materially reduced from that set forth herein or (ii) the headquarters of the Company is moved more than 50 miles from its present location; provided in either case that you give notice of such constructive termination within 30 days of the occurrence of such event and afford the Company 30 days in which to remedy the constructive termination. The timing of any payments triggered by termination of your employment shall be adjusted if necessary to avoid adverse taxation under Section 409A of the Internal Revenue Code of 1986, as amended. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized Company officer.

This Agreement, together with your Proprietary Information and Inventions Agreement, the Employee Handbook and the Executive Change of Control Agreement, forms the complete and exclusive statement of the terms of your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to you by anyone on behalf of the Company, whether oral or written. This Agreement will be binding and shall inure to the benefit of the Company, its successors, and its assigns. The term “Company” as used herein shall include such successors and assigns to the extent applicable.

Sincerely,

/s/ Donald L. Lucas
Donald L. Lucas
Chairman of the Board

Accepted and agreed

/s/ Terrance H. Gregg
Terrance H. Gregg

June 19, 2007

Exhibit A: Executive Change of Control Agreement
Exhibit B:  Proprietary Information and Inventions Agreement

Exhibit A

Executive Change of Control Agreement

DEXCOM, INC.

EXECUTIVE CHANGE OF CONTROL AGREEMENT

THIS EXECUTIVE CHANGE OF CONTROL AGREEMENT (the “Agreement”) is made as of June 19, 2007, between DexCom, Inc., a Delaware corporation (the “Company”) and Mr. Terrance H. Gregg (“Executive”).

WHEREAS, capitalized terms used herein shall have the meanings set forth in Section 2 herein;

WHEREAS, the Company, by means of this Agreement, seeks to provide incentives for Executive to exert maximum efforts for the success of the Company even in the face of a potential Change of Control; and

WHEREAS, the Company desires to provide Executive with protection of certain benefits in the event of a Change of Control.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Company and Executive hereby agree as follows:

1.     ACCELERATION IN THE EVENT OF A CHANGE OF CONTROL. If a Change of Control occurs and either (x) your Continuous Service has not terminated as of the date immediately prior to the effective date of such Change of Control or (y) your Continuous Service is involuntarily terminated without Cause during a Change of Control Window, then the vesting and (if applicable) exercisability of the shares of Common Stock subject to each of the Stock Awards shall be accelerated in full and any reacquisition or repurchase rights held by the Company with respect to the shares of Common Stock subject to such acceleration shall lapse in full, as appropriate.

2.     DEFINITIONS. For purposes of this Agreement only, capitalized terms used herein shall have the following meanings:

(a)   “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Section 422(e) and (f) respectively, of the Code.

(b)   ”Cause” means that you have engaged in (i) willful misconduct or gross negligence in the performance of your duties; (ii) a material breach of your Proprietary Information and Inventions Agreement or your Employment Agreement entered into concurrently with this Agreement (and to which this Agreement is attached as Exhibit A); or (iii) the commission of a felony affecting the Company or its business.

(c)   ”Change of Control” means: (i) a sale of all or substantially all of the assets of the Company; (ii) the acquisition of more than 50% of the voting power of the outstanding securities of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, reorganization, merger or consolidation) unless the Company’s stockholders of record as constituted immediately prior to such acquisition will, immediately after such acquisition (by virtue of their continuing to hold such stock and/or their receipt in exchange therefor of securities issued as consideration for the Company’s outstanding stock) hold at least 50% of the voting power of the surviving or acquiring entity; or (iii) any reorganization, merger or consolidation in which the corporation is not the surviving entity, excluding any merger effected exclusively for the purpose of changing the domicile of the Company.

(d)   ”Change of Control Window” means the period (a) beginning 90 days prior to the earlier of (i) the execution of a letter of intent relating to a Change of Control transaction, if any, or (ii) the execution of a definitive agreement with respect to a Change of Control transaction; in either case, provided that the Change of Control with the party to the letter of intent or definitive agreement is consummated within two (2) years following such execution, and (b) ending on the date such Change of Control becomes effective.

(e)   “Code” means the Internal Revenue Code of 1986, as amended.

(f)    “Common Stock” means the common stock of the Company.

(g)   “Continuous Service” means that Executive’s service with the Company or an Affiliate, whether as an employee, Director or consultant, is not interrupted or terminated. Neither a change in the capacity in which Executive renders service to the Company or an Affiliate as an employee, Director or consultant, nor a change in the entity for which Executive renders such service, shall be deemed to interrupt or terminate Executive Continuous Service provided that there is not otherwise any interruption or termination of service.

(h)   “Director” means a member of the Board of Directors of the Company.

(i)    “Stock Awards” means the option to purchase 1,355,000 shares granted to you on June 19, 2007 and any other stock award that the Board of Directors of the Company determines should be subject to this Agreement..

3.     PARACHUTE PAYMENTS. If any payment or benefit Executive would receive from the Company or otherwise pursuant to a Change of Control (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount.  The “Reduced Amount” shall be the greater of (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, which, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in Executive’s receipt, on an after-tax basis, of the greatest net amount notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.  If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless Executive elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment):  reduction of cash payments; cancellation of accelerated vesting of stock and other equity-based awards; reduction of employee benefits.  In the event that acceleration of vesting of stock and other equity-based award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of Executive’s stock and other equity-based awards unless Executive elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change of Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to Executive and the Company within fifteen (15) calendar days after the date on which Executive’s right to a Payment is triggered or such other time as requested by Executive or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Company and Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon Executive and the Company.

4.     ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK. All references to the Stock Awards referenced in this Agreement shall include and shall be appropriately adjusted by the Company to reflect any stock split, stock dividend, stock combination or other change in the Common Stock which may be made by the Company after the date of this Agreement.

5.     NOTICES. Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Executive, five (5) days after deposit in the United States mail, postage prepaid, addressed to Executive at the address specified in the corporate records of the Company or at such other address as Executive hereafter designates by written notice to the Company.

6.     MISCELLANEOUS.

(a)   The rights and obligations of Executive under this Agreement may not be transferred or assigned without the prior written consent of the Company.

(b)   This Agreement is meant to supplement the terms of the Stock Awards covering the purchase or other acquisition of securities by Executive (collectively, the “Securities Acquisition Agreements”) described herein. To the extent that the terms and conditions of any Securities Acquisition Agreement are inconsistent with the terms set forth herein, the terms and conditions of this Agreement shall be controlling. This Agreement shall not be superseded by any subsequent agreement unless such subsequent agreement is in writing, signed by Executive and such subsequent agreement specifically states that it is intended to supersede this Agreement and specifically references this “Executive Change of Control Agreement” by name.

(c)   Any failure by the Company or Executive to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent either the Company or Executive from thereafter enforcing each and every other provision of this Agreement. The rights granted the Company and Executive herein are cumulative and shall not constitute a waiver of either the Company’s or Executive’s right to assert all other legal remedies available to it under the circumstances.

(d)   Executive agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(e)   In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(f)    Subject to the provisions of subsection 6(b) herein, this Agreement, in whole or in part, may be modified, waived or amended upon the written consent of the Company and Executive.

(g)   By Executive’s signature below, Executive represents that he is familiar with the terms and provisions of this Agreement, and hereby accepts this Agreement subject to all of the terms and provisions set forth herein. Executive has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

7.     GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the law that might be applied under applicable principles of conflicts of law.

8.     COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

EXECUTIVE	DEXCOM, INC.
/s/ Terrance H. Gregg	/s/ Donald L. Lucas
Terrance H. Gregg	Donald L. Lucas, Chairman of the Board

[SIGNATURE PAGE TO EXECUTIVE CHANGE OF CONTROL AGREEMENT.]

Exhibit B

Proprietary Information and Inventions Agreement

DEXCOM, INC.

EMPLOYEE PROPRIETARY INFORMATION
AND INVENTIONS AGREEMENT

In consideration of my employment or continued employment by Dexcom, Inc.  (the “Company”), and the compensation now and hereafter paid to me, I hereby agree as follows:

1.             Nondisclosure

1.1          Recognition of Company’s Rights; Nondisclosure.  At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing.  I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information.  I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

1.2          Proprietary Information.  The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company.  By way of illustration but not limitation, “Proprietary Information” includes (a) information relating to products, processes, know-how, designs, drawings, clinical data, test data, formulas, methods, samples, media and/or cell lines, developmental or experimental work, improvements, and discoveries (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company.  Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

1.3          Third Party Information.  I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

1.4          No Improper Use of Information of Prior Employers and Others.  During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.  I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

2.             Assignment of Inventions.

2.1          Proprietary Rights.  The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2          Prior Inventions.  Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement.  To preclude any possible uncertainty, I have set forth on Exhibit B (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”).  If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose.  If no such disclosure is attached, I represent that there are no Prior Inventions.  If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention.  Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3          Assignment of Inventions.  Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company.  Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”

2.4          Nonassignable Inventions.  This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter “Section 2870”).  I have reviewed the notification on Exhibit A (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

2.5          Obligation to Keep Company Informed.  During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others.  In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment.  At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief.  The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870.  I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

2.6          Government or Third Party.  I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

2.7          Works for Hire.  I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.8          Enforcement of Proprietary Rights.  I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries.  To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof.  In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee.  My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me.  I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

3.             Records.  I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

4.             Additional Activities.  I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company.  I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not, either directly or through others, solicit or attempt to solicit any employee, independent contractor or consultant of the company to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity.

5.             No Conflicting Obligation.  I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

6.             Return of Company Documents.  When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company.  I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.  Prior to leaving, I will cooperate with the Company in completing and signing the Company’s termination statement.

7.             Legal and Equitable Remedies.  Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

8.             Notices.  Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing.  Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

9.             Notification of New Employer.  In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10.          General Provisions.

10.1        Governing Law; Consent to Personal Jurisdiction.  This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.  I hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

10.2        Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

10.3        Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

10.4        Survival.  The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

10.5        Employment.  I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.

10.6        Waiver.  No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.  The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7        Entire Agreement.  The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period.  This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

This Agreement shall be effective as of the first day of my employment with the Company, namely:  June 19, 2007 (hire date).

I Acknowledge that, in executing this Agreement, I have had the opportunity to seek the advice of independent legal counsel, and I have read and understood all of the terms and provisions of this agreement.  This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

I have read this Agreement carefully and understand its terms.  I have completely filled out Exhibit B to this Agreement.

Dated: June 19, 2007

Terrance Gregg
Print Name

/s/ Terrance Gregg
Signature

Accepted and Agreed To:

Dexcom, Inc.

By:	/s/ Steven Pacelli

Title:	Vice President of Legal Affairs

(Address)

Dated: June 19, 2007

Exhibit A

LIMITED EXCLUSION NOTIFICATION

This is to notify you in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between you and the Company does not require you to assign or offer to assign to the Company any invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities or trade secret information except for those inventions that either:

1.             Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company;

2.             Result from any work performed by you for the Company.

To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

I acknowledge receipt of a copy of this notification.

By:	Terrance Gregg
Print Name

/s/ Terrance Gregg
Signature

Date:	June 19, 2007

Witnessed by:

/s/ Steven Pacelli
(Printed Name of Representative)

A-1

Exhibit B

TO:	Dexcom, Inc.

FROM:	Terrance Gregg

DATE:	June 19, 2007

SUBJECT:	Previous Inventions

1.             Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by [Company] (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☒     No inventions or improvements.

☐      See below:

☐            Additional sheets attached.

2.      Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

	Invention or Improvement	Party(ies)	Relationship
1.

2.

3.

☐         Additional sheets attached.